Exhibit 4




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                        GULF POWER COMPANY


                                TO


         THE CHASE MANHATTAN BANK (National Association)
    (Formerly The Chase Manhattan Bank, Successor by Merger to
         The Chase National Bank of the City of New York)

                           As Trustee.


                       ____________________



                      SUPPLEMENTAL INDENTURE


                 providing among other things for


                       FIRST MORTGAGE BONDS

                6 7/8% Series due January 1, 2026



                       ____________________


                   Dated as of January 1, 1996



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This instrument was prepared by G. Edison Holland, Jr., Seventh
Floor, Blount Building, 3 West Garden Street, Pensacola, Florida
32501, and Thomas J. Hartland, Jr., 600 Peachtree Street, N.E.,
Suite 5200, Atlanta, Georgia 30308-2216.





     SUPPLEMENTAL INDENTURE, dated as of January 1, 1996, made and entered into by and between GULF POWER COMPANY, a corporation organized and existing under the laws of the State of Maine (hereinafter commonly referred to as the "Company"), and THE CHASE MANHATTAN BANK (National Association), a corporation organized and existing under the laws of the United States of America, with its principal office in the Borough of Manhattan, The City of New York, formerly The Chase Manhattan Bank, successor by merger to The Chase National Bank of the City of New York, as trustee (hereinafter commonly referred to as the "Trustee"), as Trustee under the Indenture dated as of September 1, 1941 between the Company and The Chase National Bank of the City of New York, as trustee, and The Citizens & Peoples National Bank of Pensacola, as trustee (hereinafter commonly referred to as the "Co-Trustee"), the Trustee and the Co-Trustee being hereinafter commonly referred to as the "Trustees", securing bonds issued and to be issued as provided therein (hereinafter sometimes referred to as the "Indenture").

     WHEREAS the Company and the Trustees have executed and delivered the Indenture for the purpose of securing an issue of bonds of the 1971 Series described therein and such additional bonds as may from time to time be issued under and in accordance with the terms of the Indenture, the aggregate principal amount of bonds to be secured thereby being not limited, and the Indenture fully describes and sets forth the property conveyed thereby and is of record in the Office of the Clerk of the Circuit, Superior or Chancery Court of each county in the States of Florida, Georgia and Mississippi in which this Supplemental Indenture is to be recorded and is on file at the principal office of the Trustee, above referred to; and

     WHEREAS the Company and the Trustees, or the Trustee, as the case may be, have executed and delivered various supplemental indentures for the purpose, among others, of further securing said bonds and of setting forth the terms and provisions relating to the bonds of other series described therein, which supplemental indentures describe and set forth additional property conveyed thereby and are also of record in the Offices of the Clerks of the Circuit, Superior or Chancery Courts of some or all of the counties in the States of Florida, Georgia and Mississippi in which this Supplemental Indenture is to be recorded and are on file at the principal office of the Trustee, above referred to; and

     WHEREAS effective December 9, 1993, the Company and the
Trustee have accepted the resignation of the Co-Trustee pursuant to Section 16.20 of the Indenture; and

     WHEREAS the Indenture provides for the issuance of bonds thereunder in one or more series and the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create a series of bonds under the Indenture to be designated as "6 7/8% Series due January 1, 2026"





(hereinafter sometimes referred to as the "Forty-fourth Series"), each of which bonds shall also bear the descriptive title "First Mortgage Bond", the bonds of such series to bear interest at the annual rate designated in the title thereof and to mature January 1, 2026; and

     WHEREAS each of the bonds of the Forty-fourth Series is to be substantially in the following form, to-wit:

            [FORM OF BOND OF THE FORTY-FOURTH SERIES]

                              [FACE]

                        GULF POWER COMPANY

     First Mortgage Bond, 6 7/8%  Series Due January 1, 2026

No.                                                $

     Gulf Power Company, a Maine corporation (hereinafter called the "Company"), for value received, hereby promises to pay to __________ or registered assigns, the principal sum of _________ Dollars on January 1, 2026, and to pay to the registered holder hereof interest on said sum from the latest semi-annual interest payment date to which interest has been paid on the bonds of this series preceding the date hereof, unless the date hereof be an interest payment date to which interest is being paid, in which case from the date hereof, or unless the date hereof is prior to July 1, 1996, in which case from January 1, 1996 (or, if this bond is dated between the record date for any interest payment date and such interest payment date, then from such interest payment date, provided, however, that if the Company shall default in payment of the interest due on such interest payment date, then from the next preceding semi-annual interest payment date to which interest has been paid on the bonds of this series, or if such interest payment date is July 1, 1996, from January 1,
1996), at the rate per annum, until the principal hereof shall have become due and payable, specified in the title of this bond, payable on January 1 and July 1 in each year.

     The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the certificate endorsed hereon.

     IN WITNESS WHEREOF, Gulf Power Company has caused this bond to be executed in its name by its President or one of its Vice
Presidents by his signature or a facsimile thereof, and its






corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.

Dated,

                                   GULF POWER COMPANY,


                                   By ____________________
                                      President
Attest:

____________________
Secretary




                 [FORM OF TRUSTEE'S CERTIFICATE]

                      TRUSTEE'S CERTIFICATE

     This bond is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

                                   THE CHASE MANHATTAN BANK
                                   (National Association),
                                        as Trustee,


                                        By ____________________
                                           Authorized Officer



                            [REVERSE]

                        GULF POWER COMPANY

      FIRST MORTGAGE BOND, 6 7/8% SERIES DUE JANUARY 1, 2026

     The interest payable on any January 1 or July 1 will, subject to certain exceptions provided in the Indenture hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the December 15 or June 15, as the case may be, next preceding such interest payment date, or, if such December 15 or June 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so






authorized to close. The principal of and the premium, if any, and interest on this bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, designated for that purpose, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

     This bond is one of the bonds issued and to be issued from time to time under and in accordance with and all secured by an indenture of mortgage or deed of trust dated as of September 1, 1941, between the Company and The Chase National Bank of the City of New York to which The Chase Manhattan Bank (now The Chase Manhattan Bank (National Association)) is successor by merger (hereinafter sometimes referred to as the "Trustee"), and The Citizens & Peoples National Bank of Pensacola, as Trustees, and indentures supplemental thereto, to which indenture and indentures supplemental thereto (hereinafter referred to collectively as the "Indenture") reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights, duties and immunities thereunder of the Trustee and the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the limitations on such rights. By the terms of the Indenture the bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as in the Indenture provided.

     Prior to January 1, 2006, the bonds of this series may not be redeemed by the Company at its option or by operation of the improvement fund or the replacement provisions of the Indenture or by the use of proceeds of released property.

     On or after January 1, 2006, upon notice given by mailing the same, by first class mail postage prepaid, not less than thirty nor more than forty-five days prior to the date fixed for redemption to each registered holder of a bond to be redeemed (in whole or in part) at the last address of such holder appearing on the registry books, any or all of the bonds of this series may be redeemed by the Company, at its option, or by operation of various provisions of the Indenture, at any time and from time to time by the payment of the principal amount thereof and accrued interest thereon to the date fixed for redemption, together (a), if redeemed otherwise than by the operation of the improvement fund or the replacement provisions of the Indenture and otherwise than by the use of proceeds of released property, as more fully set forth in the Indenture, with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading "Regular Redemption Premium", and (b), if redeemed by the operation of the improvement fund or the replacement provisions of the Indenture or by the use of proceeds of released property, as more fully set forth in the Indenture, without premium:






           If redeemed during the twelve months' period ending the last day of December,

                                        Regular Redemption
               Year                          Premium

               2006                          2.88%
               2007                          2.59%
               2008                          2.30%
               2009                          2.02%
               2010                          1.73%
               2011                          1.44%
               2012                          1.15%
               2013                          0.87%
               2014                          0.58%
               2015                          0.29%


and without premium if redeemed on or after January 1, 2016.

     In case of certain defaults as specified in the Indenture, the principal of this bond may be declared or may become due and payable on the conditions, at the time, in the manner and with the effect provided in the Indenture.

     No recourse shall be had for the payment of the principal of or premium, if any, or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, director or officer, past, present or future, as such, of the Company, or of any predecessor or successor company, either directly or through the Company, or such predecessor or successor company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

     Every bond of this series shall be dated as of the date of authentication.

     This bond is transferable by the registered owner hereof, in person or by attorney duly authorized, at the office or agency of the Trustee, in the Borough of Manhattan, The City of New York, but only in the manner prescribed in the Indenture, upon the surrender and cancellation of this bond and the payment of charges for transfer, and upon any such transfer a new bond or bonds of the same series and maturity date and for the same aggregate principal amount, in authorized denominations, will be issued to the transferee in exchange herefor. The Company and the Trustee may deem and treat the person in whose name this bond






is registered as the absolute owner for the purpose of receiving payment and for all other purposes. Bonds of this series shall be exchangeable for bonds of other authorized denominations having the same aggregate principal amount, in the manner and upon the conditions prescribed in the Indenture. However, notwithstanding the provisions of the Indenture, no charge shall be made upon any transfer or exchange of bonds of this series other than for any tax or taxes or other governmental charge required to be paid by the Company.

     AND WHEREAS all acts and things necessary to make the bonds, when authenticated by the Trustee and issued as in the Indenture, as heretofore supplemented and amended, and this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, and to constitute the Indenture, as heretofore supplemented and amended, and this Supplemental Indenture valid, binding and legal instruments for the security thereof, have been done and performed, and the creation, execution and delivery of the Indenture, as heretofore supplemented and amended, and this Supplemental Indenture and the creation, execution and issue of bonds subject to the terms hereof and of the Indenture, have in all respects been duly authorized.

     NOW, THEREFORE, in consideration of the premises, and of the acceptance and purchase by the holders thereof of the bonds issued and to be issued under the Indenture, and of the sum of One Dollar duly paid by the Trustee to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of securing the due and punctual payment of the principal of and premium, if any, and interest on the bonds now outstanding under the Indenture, or the Indenture as supplemented and amended, and the $30,000,000 principal amount of bonds of the Forty-fourth Series proposed to be initially issued and all other bonds which shall be issued under the Indenture, or the Indenture as supplemented and amended, and for the purpose of securing the faithful performance and observance of all covenants and conditions therein and in any indenture supplemental thereto set forth, the Company has given, granted, bargained, sold, transferred, assigned, hypothecated, pledged, mortgaged, warranted, aliened and conveyed and by these presents does give, grant, bargain, sell, transfer, assign, hypothecate, pledge, mortgage, warrant, alien and convey unto The Chase Manhattan Bank (National Association), as Trustee, as provided in the Indenture, and its successor or successors in the trust thereby and hereby created and to its or their assigns forever, all the right, title and interest of the Company in and to the property described in Exhibit "A" attached hereto and by this reference made a part hereof, together (subject to the provisions of Article X of the Indenture) with the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and does hereby confirm that the Company will not cause or consent to a partition, either voluntary or through legal






proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as a tenant in common except as permitted by and in conformity with the provisions of the Indenture and particularly of Article X thereof.

     TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the premises, property, franchises and rights, or any thereof, referred to in the foregoing granting clauses, with the reversion and reversions, remainder and remainders and (subject to the provisions of Article X of the Indenture) the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid premises, property, franchises and rights and every part and parcel thereof.

     TO HAVE AND TO HOLD all said premises, property, franchises and rights hereby conveyed, assigned, pledged or mortgaged, or intended so to be, unto the Trustee, its successor or successors in trust, and its or their assigns forever;

     BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the holders of all bonds and interest coupons now or hereafter issued under the Indenture, as supplemented and amended, pursuant to the provisions thereof, and for the enforcement of the payment of said bonds and coupons when payable and the performance of and compliance with the covenants and conditions of the Indenture, as supplemented and amended, without any preference, distinction or priority as to lien or otherwise of any bond or bonds over others by reason of the difference in time of the actual issue, sale or negotiation thereof or for any other reason whatsoever, except as otherwise expressly provided in the Indenture, as supplemented and amended; and so that each and every bond now or hereafter issued thereunder shall have the same lien, and so that the principal of and premium, if any, and interest on every such bond shall, subject to the terms of the Indenture, as supplemented and amended, be equally and proportionately secured thereby and hereby, as if it had been made, executed, delivered, sold and negotiated simultaneously with the execution and delivery of the Indenture.

     AND IT IS EXPRESSLY DECLARED that all bonds issued and secured thereunder and hereunder are to be issued, authenticated and delivered, and all said premises, property, franchises and rights hereby and by the Indenture, as supplemented and amended, conveyed, assigned, pledged or mortgaged, or intended so to be (including all the right, title and interest of the Company in and to any and all premises, property, franchises and rights of






every kind and description, real, personal and mixed, tangible and intangible, thereafter acquired by the Company and whether or not specifically described in the Indenture or in any indenture supplemental thereto, except any therein expressly excepted), are to be dealt with and disposed of, under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes in the Indenture, as supplemented and amended, expressed, and it is hereby agreed as follows:

     SECTION 1. There is hereby created a series of bonds designated as hereinabove set forth (said bonds being sometimes herein referred to as the "bonds of the Forty-fourth Series") and the form thereof shall be substantially as hereinabove set forth. Bonds of the Forty-fourth Series shall mature on the date specified in the form thereof hereinabove set forth, and the definitive bonds of such series shall be issued only as registered bonds without coupons. Bonds of the Forty-fourth Series shall be in such denominations as the Board of Directors shall approve, and execution and delivery thereof to the Trustee for authentication shall be conclusive evidence of such approval. The serial numbers of bonds of the Forty-fourth Series shall be such as may be approved by any officer of the Company, the execution thereof by any such officer to be conclusive evidence of such approval.

     Bonds of the Forty-fourth Series, until the principal thereof shall have become due and payable, shall bear interest at the annual rate designated in the title thereof, payable semi-annually on January 1 and July 1 in each year.

     The principal of and premium, if any, and the interest on the bonds of the Forty-fourth Series shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York, designated for that purpose.

     Bonds of the Forty-fourth Series may be transferred at the office or agency of the Trustee, in the Borough of Manhattan, The City of New York. Bonds of the Forty-fourth Series shall be exchangeable for other bonds of the same series, in the manner and upon the conditions prescribed in the Indenture, upon the surrender of such bonds at said office or agency of the Trustee. However, notwithstanding the provisions of Section 2.05 of the Indenture, no charge shall be made upon any transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company.

     The person in whose name any bond of the Forty-fourth Series is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such






interest payment date notwithstanding the cancellation of such bond upon any transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond (or any bond or bonds issued, directly or after intermediate transactions, upon transfer or exchange or in substitution thereof) is registered on a subsequent record date for such payment established as hereinafter provided. A subsequent record date may be established by the Company by notice mailed to the holders of bonds not less than ten days preceding such record date, which record date shall be not less than five nor more than thirty days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the December 15 or June 15, as the case may be, next preceding such interest payment date, or, if such December 15 or June 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

     Bonds of the Forty-fourth Series shall be dated as of the date of authentication and shall bear interest from the latest semi-annual interest payment date to which interest has been paid on the bonds of such series preceding the date of authentication, unless such date of authentication be an interest payment date to which interest is being paid on the bonds of such series, in which case they shall bear interest from such date of authentication, provided that bonds authenticated prior to the first interest payment date shall bear interest from a date six months prior to such date. However, so long as there is no existing default in the payment of interest on such bonds, the holder of any bond authenticated by the Trustee between the record date for any interest payment date and such interest payment date shall not be entitled to the payment of the interest due on such interest payment date and shall have no claim against the Company with respect thereto; provided, further, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then any such bond shall bear interest from the January 1 or July 1, as the case may be, next preceding the date of such bond, to which interest has been paid or, if the Company shall be in default with respect to the interest due on July 1, 1996, then from January 1, 1996.

     Prior to January 1, 2006, the bonds of the Forty-fourth
Series shall not be redeemable at the option of the Company, or by the operation of Section 4 of the Supplemental Indenture dated as of October 1, 1964 or of Section 2 of this Supplemental
Indenture or of the improvement fund provisions of any







supplemental indenture other than this Supplemental Indenture or by the use of proceeds of released property.

     On or after January 1, 2006, any or all of the bonds of the Forty-fourth Series shall be redeemable at the option of the Company, or by operation of various provisions of the Indenture, as supplemented and amended, at any time and from time to time, prior to maturity, upon notice given by mailing the same, by first class mail postage prepaid, not less than thirty nor more than forty-five days prior to the date fixed for redemption to each registered holder of a bond of the Forty-fourth Series to be redeemed (in whole or in part) at the last address of such holder appearing on the registry books, at the principal amount thereof and accrued interest thereon to the date fixed for redemption, together (a), if redeemed otherwise than by the operation of
Section 4 of the Supplemental Indenture dated as of October 1, 1964 or of Section 2 of this Supplemental Indenture or of the improvement fund provisions of any supplemental indenture other than this Supplemental Indenture and otherwise than by the use of proceeds of released property, with a regular redemption premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation appearing in the form of the bonds of the Forty-fourth Series hereinbefore set forth, and (b), if redeemed by the operation of Section 4 of the Supplemental Indenture dated as of October 1, 1964 or of Section 2 of this Supplemental Indenture or of the improvement fund provisions of any supplemental indenture other than this Supplemental Indenture or by the use of proceeds of released property, either (i) with a special redemption premium, if any, equal to a percentage of the principal amount thereof determined as set forth in the tabulation appearing in the form of the bonds of the Forty-fourth Series hereinbefore set forth or (ii), if no special redemption premium is so set forth, then without premium.


     SECTION 2. The Company covenants that, so long as any bonds of the Forty-fourth Series shall be outstanding under the Indenture, it will, on or before June 1 in each year commencing with June 1, 1997:

               (a)  deposit with the Trustee subject to the
          provisions of this Section cash and/or bonds of any series authenticated under the Indenture then outstanding (taken at their principal amount) in an amount equal to the "improvement fund requirement" (which term, as used in this Section, shall mean for any year an amount equal to one per centum (1%) of the aggregate principal amount of bonds of the Forty-fourth Series authenticated and delivered by the Trustee pursuant to the provisions of Articles IV, V and VI of the Indenture, prior to January 1 of that year, after deducting from such aggregate principal amount the






          principal amount of bonds of the Forty-fourth Series which, prior to January 1 of that year, have been deposited with the Trustee for cancellation as the basis for the release of property or for the withdrawal of cash representing proceeds of released property or have been purchased or redeemed by the use of proceeds of released property); or

               (b) to the extent that it does not so deposit cash and/or bonds, certify to the Trustee unfunded net property additions in an amount equal to one hundred sixty-six and two-thirds per centum (166 2/3%) of the portion of the improvement fund requirement not so satisfied.

     The term "improvement fund certificate", as used in this Section, shall mean an accountant's certificate filed by the Company with the Trustee pursuant to this Section. Such certificate may be a separate certificate or it may be combined with an improvement fund certificate or certificates filed pursuant to the improvement fund provisions of the Indenture or of any other indenture or indentures supplemental thereto.

     On or before the first day of June in each year, beginning June 1, 1997, so long as any bonds of the Forty-fourth Series are outstanding under the Indenture, the Company shall deliver to the Trustee an improvement fund certificate showing the improvement fund requirement for that year, the amount of cash, if any, and the principal amount of bonds authenticated under the Indenture then outstanding, if any, then to be deposited by the Company with the Trustee and, if the Company elects to satisfy the improvement fund requirement for that year in whole or in part by the certification of unfunded net property additions, the amount, if any, of unfunded net property additions to be certified. The Company shall, concurrently with the delivery to the Trustee of such certificate, deposit with the Trustee the amount of cash, if any, and the principal amount of bonds, if any, shown in such certificate.

     No property additions shall be certified in any improvement fund certificate pursuant to the provisions of this Section unless there shall be delivered to the Trustee with such certificate the applicable certificates, opinion of counsel, instruments and cash, if any, required by paragraphs (3), (4),
(5), (7), (9) and (10) of Section 4.05 of the Indenture showing that the Company has unfunded net property additions equal to the amount so certified.

     The Trustee shall hold any cash deposited with it under the provisions of this Section as a part of the mortgaged and pledged property until paid out as hereinafter provided. Any cash deposited with the Trustee under the provisions of this Section






may, upon receipt by the Trustee of the written order of the Company signed by its President or a Vice President, of a treasurer's certificate such as is described in paragraph (2) of
Section 4.05 of the Indenture and of an opinion of counsel,

          (1) be withdrawn, used or applied by the Company in accordance with the provisions of paragraph (2), (3) or (4) of Section 10.05 of the Indenture, except that any premium required to be paid to purchase or redeem bonds shall be paid out of funds held by the Trustee under this Section and the Company shall not be required to furnish the Trustee with additional funds for such purpose or to reimburse the Trustee or the improvement fund for moneys so paid out. Interest and expenses in connection with purchases or redemptions pursuant to this Section shall be dealt with as provided in Section 9.05 of the Indenture; or

          (2) be withdrawn by the Company to the extent of sixty per centum (60%) of the amount of unfunded net property additions certified to the Trustee for such purpose, but only upon receipt by the Trustee of the applicable certificates, opinion of counsel, instruments and cash, if any, required by paragraphs (3), (4), (5), (7), (9) and (10) of Section 4.05 of the Indenture, showing that the Company has unfunded net property additions equal to the amount so certified.

     Bonds deposited with the Trustee pursuant to this Section, or purchased or redeemed by the use of cash deposited pursuant to this Section, shall be cancelled and shall not be thereafter made the basis for the authentication of bonds, the withdrawal, use or application of cash, or the release of property, under any of the provisions of the Indenture, or thereafter used to satisfy the requirements of this Section or of any other improvement fund provided for in the Indenture or in any indenture supplemental thereto or to satisfy any replacement deficit pursuant to Section 4 of the Supplemental Indenture dated as of October 1, 1964.

     To the extent that unfunded net property additions are certified to the Trustee to satisfy the improvement fund requirement for any year in whole or in part or as a basis for the withdrawal of cash deposited with the Trustee under the provisions of this Section, the amount of such unfunded net property additions shall thereafter be deducted in computing the amount of unfunded net property additions under Section 1.11 of the Indenture and in computing gross property additions under
Section 7.07 of the Indenture.

     SECTION 3.  The Company covenants that the provisions of
Section 4 of the Supplemental Indenture dated as of October 1, 1964, which are to remain in effect so long as any bonds of the Tenth Series shall be outstanding under the Indenture, shall






remain in full force and effect so long as any bonds of the Forty-fourth Series shall be outstanding under the Indenture.

     The Company covenants that it will not, in any calendar year subsequent to 2005, redeem any bonds of the Forty-fourth Series through the operation of Section 4 of the Supplemental Indenture dated as of October 1, 1964 or this Section in a principal amount that would exceed one per centum (1%) of the aggregate principal amount of bonds of the Forty-fourth Series initially authenticated and delivered under this Supplemental Indenture.

     SECTION 4. The Company covenants that, so long as any bonds of the Forty-fourth Series shall be outstanding under the Indenture, it will not declare or pay any dividends, or make any other distributions (except (a) dividends payable or distributions made in shares of common stock of the Company and
(b) dividends payable in cash in cases where, concurrently with the payment of the dividend, an amount in cash equal to the dividend is received by the Company as a capital contribution or as the proceeds of the issue and sale of shares of its common stock), on or in respect of its common stock, or purchase or otherwise acquire for a consideration any shares of its common stock, if the aggregate of such dividends, distributions and consideration for purchase or other acquisition of shares of its common stock after December 31, 1995, shall exceed

          (i) the earned surplus of the Company accumulated after December 31, 1995 (determined in accordance with generally accepted accounting principles and without giving effect to charges to earned surplus on account of such dividends, distributions or acquisitions or on account of the disposition of any amounts which may then be classified by the Company on its books as amounts in excess of the original cost of utility plant or to charges or credits to earned surplus on account of items inherent in the balance sheet at December 31, 1995), plus

          (ii) the earned surplus of the Company accumulated prior to January 1, 1996 in an amount not exceeding
     $55,500,000, plus

          (iii) such additional amount as shall be authorized or approved, upon application by the Company, by the Securities and Exchange Commission, or by any successor commission thereto, under the Public Utility Holding Company Act of 1935, as amended.

     For the purposes of this Section, in determining the earned surplus of the Company accumulated after December 31, 1995, there shall be deducted the dividends accruing subsequent to December 31, 1995 on preferred stock of the Company and the total amount, if any, by which the charges to income or earned surplus since






December 31, 1995 as provision for depreciation of the mortgaged and pledged property (other than specially classified property) shall have been less than the sum of the amounts equal to the product of the applicable percentage (as defined in Section 4 of the Supplemental Indenture dated as of October 1, 1964) and the mathematical average of the amounts of depreciable property (as defined in said Section 4) at the opening of business on the first day and at the close of business on the last day of each calendar year (and, proportionately, of each period of months which is less than a calendar year) subsequent to December 31, 1995 included in the period for which earned surplus is being determined. The term "consideration", as used in this Section, shall mean the cash or fair value if the consideration be other than cash, and the term "provision for depreciation", as used in this Section, shall not be deemed to include provision for the amortization of any amounts classified by the Company on its books as amounts in excess of the original cost of utility plant.

     SECTION 5. As supplemented by this Supplemental Indenture, the Indenture, as heretofore supplemented and amended, is in all respects ratified and confirmed and the Indenture, as heretofore supplemented and amended, and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     SECTION 6. Nothing in this Supplemental Indenture contained shall, or shall be construed to, confer upon any person other than a holder of bonds issued under the Indenture, the Company and the Trustee any right or interest to avail himself of any benefit under any provision of the Indenture, as heretofore supplemented and amended, or of this Supplemental Indenture.

     SECTION 7. The Trustee assumes no responsibility for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

     SECTION 8. This Supplemental Indenture may be executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

















     IN WITNESS WHEREOF, said Gulf Power Company has caused this Supplemental Indenture to be executed in its corporate name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and to be attested by its Secretary or one of its Assistant Secretaries, and said The Chase Manhattan Bank (National Association), as Trustee, has caused this Supplemental Indenture to be executed in its corporate name by one of its Vice Presidents and its corporate seal to be hereunto affixed and to be attested by one of its Assistant Secretaries or one of its Trust Officers, in several counterparts, all as of the day and year first above written.



                                   GULF POWER COMPANY



[SEAL]                             By:___________________________
                                        A. E. Scarbrough
                                        Vice President
                                        500 Bayfront Parkway
                                        Pensacola, Florida 32501
Attest:


__________________________
Warren E. Tate, Secretary
500 Bayfront Parkway
Pensacola, Florida 32501

Signed, sealed and delivered
this 22nd day of January, 1996
by GULF POWER COMPANY,
in the County of Escambia,
State of Florida, in the
presence of:


__________________________
Linda Malone

__________________________
Valerie Blackmon






                                   THE CHASE MANHATTAN BANK
                                   (National Association), as
                                   Trustee


                                   By:___________________________
                                        Valerie Dunbar
                                        Vice President
                                        4 Chase Metrotech Center
                                        Brooklyn, New York 11245

Attest:


__________________________
Janet Robinson
Corporate Trust Officer
4 Chase Metrotech Center
Brooklyn, New York 11245

Signed, sealed and delivered
this 23rd day of January 1996
by THE CHASE MANHATTAN BANK
(National Association) in
the presence of:


__________________________
Deirdra N. Ross

__________________________
Della K. Benjamin





STATE OF FLORIDA    )
                    )
COUNTY OF ESCAMBIA  )



     The foregoing instrument was acknowledged before me this 22nd day of January, 1996, by A. E. Scarbrough, Vice President of
GULF POWER COMPANY, a Maine corporation, on behalf of the corporation. He is personally known to me and did take an oath.



                              ___________________________
                              Candace Klinglesmith
                              Notary Public - State of Florida
                              County of Escambia
[NOTARIAL SEAL]               My Commission Expires: 5/18/99
                              Commission No.: CC 446149



STATE OF NEW YORK )
                  )
COUNTY OF KINGS   )


     The foregoing instrument was acknowledged before me this 23rd day of January, 1996, by Valerie Dunbar, a Vice President of THE CHASE MANHATTAN BANK (National Association), a United States corporation, on behalf of the corporation. She is personally known to me and did take an oath.


                                   _____________________________
                                   Margaret M. Price
                                   Notary Public
                                   State of New York
[NOTARIAL SEAL]                    No. 24-4980599
                                   Qualified in Kings County
                                   Commission Expires 4/22/97